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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on From S-8 of AirTouch Communications, Inc. of our reports dated March 13, 1995, on our audits of the consolidated financial statements and financial statement schedule of AirTouch Communications, Inc., as of December 31, 1994, and for the years ended December 31, 1994 and 1993, which reports are included in AirTouch Communications, Inc.'s 1995 Annual Report on Form 10-K, as amended.




/s/ Coopers & Lybrand L.L.P.


San Francisco, California
August 16, 1996

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